Exhibit 23.11

CONSENT OF SIMON HARDER HOLM NIELSEN

CIC Ltd.

Airport House 2, Nikao, Rarotonga

Cook Islands

Phone: +682 70 827 (CK)/ +64 027 778 5663 (NZ), email: simon@cic.co.ck

Date: September 14, 2026

Consent to Use of Technical Report Summary under Regulation S-K Subpart 1300 Regarding Form S-4 filed by Odyssey Marine Exploration, Inc. (the “Company”)

I, Simon Harder Holm Nielsen, in connection with the Company’s Amendment No. 3 to Registration Statement on Form S-4 to be filed on or about September 14, 2026 (together with any amendments thereof, the “Form S-4”) consents to:

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the filing by the Company and use of the technical report titled “Initial Assessment and Technical Report Summary for the EL1 Cook Islands Polymetallic Nodule Deposit, South Pacific Ocean,” with an effective date of December 31, 2025, as issued on February 9, 2026, and revised on September 3, 2026 (the “Technical Report Summary”), that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U .S. Securities and Exchange Commission, as an exhibit to and referenced in the Company’s Form S-4.

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the use of and references to, any extracts from or a summary of the information from the Technical Report Summary in the Form S-4 and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form S-4.

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the use of my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), and technical opinions in connection with the Technical Report Summary and the Form S-4.

I am is responsible for the preparation of, and this consent pertains to, sections 2.4, 3–8.4, 9.1, 10 and 20 of the Technical Report Summary. I certify that I have read the Form S-4 and that it fairly and accurately represents the information in the Technical Report Summary for which I am responsible.

/s/ SHN
Simon Harder Holm Nielsen, Dr. Scient.
Qualified Person (as defined in Regulation S-K Subpart 1300)
AusIMM Member 3126244
CIC Ltd